HEI Exhibit 10.12

HAWAIIAN ELECTRIC INDUSTRIES, INC.
NONEMPLOYEE DIRECTOR RETIREMENT PLAN

1.Purpose of the Plan
The purpose of the Nonemployee Director Retirement Plan is to enhance the ability of Hawaiian Electric Industries, Inc. to attract and retain the services of nonemployee directors by providing such individuals with annual retirement benefits subject to the conditions and limitations of the Plan.

2.Definitions
When used herein, the following terms shall have the respective meanings set forth below:
(a)"Annual Retainer" means the annual retainer established each year as the total dollar amount to be paid to all Nonemployee Directors in cash and/or stock for their services to the Company and other Participating Companies (exclusive of any per meeting fees and expense reimbursements).
(b)"Board" means the Board of Directors of the Company.
(c)"Company" means Hawaiian Electric Industries, Inc., a Hawaii corporation, and any successor corporation.

(d)"Director" means any person who is elected or appointed to the Board of Directors of the Company or any other Participating Company.
(e)"Employee" means any officer or employee of the Company or of any of its direct or indirect subsidiaries or affiliates (whether or not such subsidiary or affiliate participates in the Plan).
(f)"Nonemployee Director" or "Participant" means any Director who is not an Employee and who is otherwise eligible to receive benefits under the Plan.
(g)"Participating Company" means the Company and any direct or indirect subsidiary or affiliate of the Company whose participation in the Plan has been approved by such subsidiary's or affiliate's Board of Directors.
(h)"Plan" means the Company's Nonemployee Director Retirement Plan as set forth herein, as it may be amended from time to time.
(i)"Retire" or "Retirement" shall mean the termination of service of a Director by resignation of the Director, expiration of office without re-election or for any other reason (other than as a result of the removal of the Director for cause).

(j)"Retirement Benefits" shall mean the retirement benefits payable to Nonemployee Directors under Section 5 hereof.
(k)"Years of Service" shall mean the full years of service of a Director as a Nonemployee Director for one or more Participating Companies. If a Nonemployee Director serves during any period as a Director for more than one Participating Company at the same time, such period shall be counted only once in determining Years of Service under the Plan. "Years of Service" shall include periods of service prior to the effective date of the Plan and shall include service as a Nonemployee Director of any Participating Company prior to such company becoming a Participating Company, but limited (except with respect to Nonemployee Directors of Hawaiian Electric Company, Inc. ("HECO")) to periods during which such company was a subsidiary or affiliate of the Company.

3.Administration of the Plan
(a)The Plan will be administered by the Board or by a committee appointed by the Board (the "Committee"). The Company shall pay all costs of administration of the Plan. Subject to the express provisions of the Plan, the Board and the Committee, if any, has and may exercise such powers and authority as may be necessary or appropriate to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Board and the committee, if any, shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Board determines are necessary or appropriate to ensure that the Company, each Participating Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including laws relating to the withholding of tax. All interpretations, determinations, and actions by the Board will be final, conclusive, and binding upon all parties.
(b)Neither the Company, nor any other Participating Company, nor any representatives, employees or agents of any Participating Company, nor any member of the Board or designee thereof will be liable for any damages resulting from any action or determination made by the Board with respect to the Plan or any transaction arising under the Plan or any omission in connection with the Plan in the absence of willful misconduct or gross negligence.

4.Participation in the Plan
(a)A Nonemployee Director shall be entitled to receive Retirement Benefits under the Plan if he or she has at least five (5) consecutive full Years of Service as a Nonemployee Director (i.e., without any break in service for any reason). The amount and the manner of payment of such benefits will be as provided below in Section 5.
(b)No Director who serves or has at any time served (before or after the effective date of the Plan) as an Employee shall be entitled to receive Retirement Benefits under the Plan, even if such Director otherwise satisfies the requirements for receiving such benefits, even if such benefits have already accrued and even if payments under the Plan have already commenced (in which case such payments shall immediately cease and terminate); provided, however, that no Director shall be required to return any Retirement Benefits that have already been paid.
(c)No Nonemployee Director shall be entitled to receive Retirement Benefits under the Plan if removed for cause from the Board of Directors of the Company or any other Participating Company at any time, even if such Director otherwise satisfies the requirements for receiving such benefits and even if such benefits have already accrued.

5.Retirement Benefits
(a)If a Nonemployee Director Retires on or after the Nonemployee Director reaches age 65, the Company shall pay (or, if the Nonemployee Director is not a Director of the company, the Participating Companies for which the Nonemployee Director serves as a director shall pay) the Nonemployee Director annually a cash amount equal to the Annual Retainer which was established for the year of Retirement. Such payments shall commence upon Retirement as provided in Section 5(e) below and shall be made for a period of time equal to the number of full Years of Service accumulated by the Nonemployee Director, except as otherwise provided herein.
(b)If a Nonemployee Director Retires before the Nonemployee Director reaches age 65, the Company shall pay (or, if the Nonemployee Director is not a Director of the Company, the Participating Companies for which the Nonemployee Director serves as a director shall pay) the

Nonemployee Director annually a cash amount equal to the Annual Retainer which was established for the year of Retirement. Such payments shall commence upon the Nonemployee Director reaching age 65 as provided in Section 5(e) below and shall be made for a period of time equal to the number of full Years of Service accumulated by the Nonemployee Director, except as otherwise provided herein.
(c)If a Nonemployee Director Retires and later becomes a Nonemployee Director, payments under the Plan shall be suspended until such time as the Director again Retires. When such payments commence or recommence upon such Retirement, the Company shall pay the Director annually a cash amount equal to the Annual Retainer which was established for the subsequent year of Retirement, provided such Director has served as a Nonemployee Director during any period for at least five (5) consecutive years (i.e., without any break in service for any reason) and is otherwise entitled to receive Retirement Benefits under the Plan. Such payments shall commence or recommence upon the Director's subsequent Retirement as provided in Section 5(e) below and shall be made for the number of full Years of Service accumulated by the Director (less any period of time for which payments were previously made under the Plan), which may include any additional period of service which may have accrued since the recommencement of service. For purposes of determining such accumulated Years of Service, partial Years of Service may be aggregated.
(d)Notwithstanding the foregoing, all payments to be made to a Nonemployee Director under the Plan and the Company's obligation to make such payments to the Nonemployee Director, whether the payments have commenced or not, shall cease and immediately terminate upon the death of the Nonemployee Director.
(e)The payment of Retirement Benefits to a Nonemployee Director under the Plan shall commence on the first day of the fiscal quarter next following the date of Retirement (or, in the case of payments under subsection(b) above, on the first day of the fiscal quarter next following the date upon which the Nonemployee Director reaches age 65), and shall be paid in quarterly installments. Notwithstanding the foregoing, the Board shall have the right in its sole discretion to vary the manner and time of making the payments under the Plan and may make such payments in lump sums or over a shorter of longer period of time as it may find appropriate.

6.Source of Benefits
Nothing contained in the Plan and no action pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Board and any Director, his designated beneficiary or any other person. The Company does not intend to set aside any funds in contemplation of its obligations hereunder. However, any funds which may be set aside or invested in contemplation of the Company's obligations under the Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of the Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.Continuation of Director or Other Status
Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company or any other Participating Company, as the case may be, will retain a Nonemployee Director as a Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a Director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of a Participating Company to terminate a Participant in his or her capacity as a Director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a Participant under the Plan.

8.Compliance with Government Regulations
Neither the Plan nor the Company shall be obligated to make any payments pursuant to the Plan at any time unless and until all applicable requirements under federal and state laws, rules, and regulations, or by any regulatory agencies, have been fully met.

9.Nontransferability of Rights
No Participant may assign the right to receive Retirement Benefits under the Plan or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such right or interest.

10.Amendment and Termination of Plan
The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, provided that no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate or reduce any benefits which have accrued under the Plan, unless such amendment, suspension or termination is required by applicable law.

11.Governing Law
The laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.

12.Effective Date and Duration of the Plan
This Plan will become effective as of October 1, 1989. Nonemployee Directors who have retired prior to such date shall not be entitled to receive Retirement Benefits under the Plan.
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